UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2025

FREIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38172	47-5429768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Timberloch Place, Suite 500, The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 905-5076

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FRGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 22, 2025, Freight Technologies, Inc. (the “Company”) issued a press release, which announced that the board of directors of the Company approved a one (1) for four (4) reverse split (the “reverse split”) of its issued and outstanding ordinary shares, no par value (the “Ordinary Shares”). The Ordinary Shares will begin trading on a split adjusted basis on May 27, 2025.

As a result of the reverse split, every four (4) pre-split Ordinary Shares will automatically be combined into one (1) Ordinary Share without any action required by the holders, and the number of outstanding Ordinary Shares will be reduced from 9,145,074 to 2,286,269. The Ordinary Shares will continue to trade on the Nasdaq Capital Market under the symbol “FRGT”, but will trade under a new CUSIP number: G51413147.

No fractional shares will be issued as a result of the reverse split. Shareholders who otherwise would be entitled to a fractional share because they hold a number of Ordinary Shares not evenly divisible by the one (1) for four (4) reverse split ratio, will automatically be entitled to receive an additional fractional share of the Ordinary Shares to round up to the next whole share if they were to hold a fractional share less than one-half or more. Shareholders who hold a fractional share equal to less than one-half will have the fractional share cancelled.

Following the reverse split, the Company will have approximately 2.2 million Ordinary Shares issued and outstanding, exclusive of shares issuable under outstanding options and warrants. The reverse split will not affect the number of total authorized Ordinary Shares.

The Company’s transfer agent, Transhare Corporation will act as the exchange agent. Please contact Transhare Corporation for further information at (303) 662-1112.

A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The press release attached as Exhibit 99.1 hereto, the statements contained therein, and this Current Report on Form 8-K may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify these statements because they contain words such as “may,” “will,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” “plan,” “target,” “predict,” “potential,” or the negative of such terms, or other comparable terminology that concern the Company’s expectations, strategy, plans, or intentions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today’s date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties described in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2025		Freight Technologies, Inc.

/s/ Javier Selgas
	Name:	Javier Selgas
	Title:	Chief Executive Officer